EXHIBIT 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER
OF FISCHER-WATT GOLD COMPANY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended April 30, 2012 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Fischer-Watt Gold Company, Inc. (the "Company") hereby certifies that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 3, 2012	/s/ James G. Baughman James G. Baughman Chief Executive and Chief Financial Officer